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                                    EXHIBIT E

  Forms of Letters from the Company to Members in Connection with the Company's
                       Acceptance of Tenders of Interests.

          THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR ENTIRE
                            INTEREST IN THE COMPANY.

                                                         _________________, 2006

Dear Member:

          BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company") has received and accepted for purchase your tender of a limited liability company interest ("Interest") in the Company. Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in the Company.

          Because you have tendered and the Company has purchased your entire investment, you have been paid a note (the "Note"). The Note entitles you to receive 95% of the purchase price based on the estimated unaudited net asset value of the Company as of December 31, 2006 or, if the tender offer period is extended, approximately one month after the expiration of the tender offer, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated _________________, no later than January 31, 2007, unless the valuation date of the Interests has changed, or the Company has requested a withdrawal of its capital from the portfolio funds in which it has invested.

          The terms of the Note provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you after the completion of the Company's fiscal year-end audit for the year ending March 31, 2007 and is subject to fiscal year-end audit adjustment. This amount will be paid within ten days after the conclusion of the fiscal year-end audit, or on such earlier date as the Company's Board of Managers may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2007.

          Should you have any questions, please feel free to contact the Company's Transfer Agent, The Bank of New York, at (877) 470-9122.

                                                    Sincerely,

                                                    BNY/IVY MULTI-STRATEGY HEDGE
                                                    FUND LLC

Enclosure

                                       E-1

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       THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED A PORTION OF YOUR
                            INTEREST IN THE COMPANY.

                                                         _________________, 2006

Dear Member:

          BNY/Ivy Multi-Strategy Hedge Fund LLC (the "Company") has received and accepted for purchase your tender of a portion of your limited liability company interest ("Interest") in the Company. Enclosed is a statement showing the breakdown of your capital withdrawal resulting from our purchase of your interest in the Company.

          Because you have tendered and the Company has purchased a portion of your investment, you have been paid a note (the "Note"). The Note entitles you to receive an initial payment of at least 95% of the purchase price based on the unaudited net asset value of the Company as of December 31, 2006 or, if the tender offer period is extended, approximately one month after the expiration of the tender offer, in accordance with the terms of the tender offer. A cash payment in this amount will be wire transferred to the account designated by you in your Letter of Transmittal dated _________________ no later than January 31, 2007, unless the valuation date of the Interests has changed, or the Company has requested a withdrawal of its capital from the portfolio funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer

          The terms of the Note provide that a contingent payment representing the balance of the purchase price, if any, will be paid to you after the completion of the Company's fiscal year-end audit for the year ending March 31, 2007 and is subject to fiscal year-end audit adjustment. This amount will be paid within ten days after the conclusion of the fiscal year-end audit, or on such earlier date as the Company's Board of Managers may determine, according to the terms of the tender offer. We expect the audit to be completed by the end of May 2007.

          You remain a member of the Company with respect to the portion of your Interest in the Company that you did not tender.

          Should you have any questions, please feel free to contact the Company's Transfer Agent, The Bank of New York, at (877) 470-9122.

                                                    Sincerely,

                                                    BNY/IVY MULTI-STRATEGY HEDGE
                                                    FUND LLC

Enclosure

                                       E-2